KKR & Co. Inc. Reports Second Quarter 2022 Financial Results August 2, 2022

i New York, August 2, 2022 – KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2022 results. Conference Call A conference call to discuss KKR's financial results will be held on August 2, 2022 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co. “Our business momentum continues — we raised $25 billion of new capital in the second quarter and $52 billion in the first half. We also continue to grow and diversify — Real Assets AUM has increased over 50% to $114 billion over the last 12 months. With solid business fundamentals and a record $115 billion of dry powder, we continue to be well positioned against a complex backdrop.” Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers KKR Reports Second Quarter 2022 Financial Results

ii Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP and other operating and performance measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), book value, adjusted shares, and assets under management (or AUM). These non-GAAP measures are in addition to, and not a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP and other operating and performance measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022 and its other filings with the SEC, which are available at www.sec.gov. Contact Information Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com KKR Reports Second Quarter 2022 Financial Results

KKR & Co. Inc. Second Quarter Earnings

KKR's Second Quarter 2022 GAAP Results (Unaudited)

- GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $(827.9) million for the quarter. GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $20.88 at quarter end.

($ in thousands, except per share data)	2Q'21	2Q'22	2Q'21 YTD	2Q'22 YTD
Revenues				
Asset Management	$ 2,200,919	$ (308,210)	$ 5,378,877	$ (473,442)
Insurance	935,262	638,280	2,320,310	1,807,529
Total Revenues	**$ 3,136,181**	**$ 330,070**	**$ 7,699,187**	**$ 1,334,087**
Expenses				
Asset Management	1,355,370	523,569	2,844,364	1,060,055
Insurance	636,342	288,724	2,243,893	1,304,227
Total Expenses	**$ 1,991,712**	**$ 812,293**	**$ 5,088,257**	**$ 2,364,282**
Total Investment Income (Loss) - Asset Management	**$ 3,462,072**	**$ (1,675,291)**	**$ 6,349,717**	**$ (27,883)**
Income Tax Expense (Benefit)	343,667	(153,104)	782,406	(156,270)
Redeemable Noncontrolling Interests	1,337	8	1,337	(55)
Noncontrolling Interests	2,946,262	(1,193,734)	5,191,793	(34,549)
Preferred Stock Dividends	37,603	17,250	63,194	34,500
Net Income (Loss) - KKR Common Stockholders	**$ 1,277,672**	**$ (827,934)**	**$ 2,921,917**	**$ (901,704)**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock				
Basic	$ 2.19	$ (1.22)	$ 5.04	$ (1.42)
Diluted	$ 2.05	$ (1.22)	$ 4.73	$ (1.42)
Weighted Average Shares of Common Stock Outstanding				
Basic	582,398,367	680,747,047	579,578,831	636,719,538
Diluted	630,390,360	680,747,047	625,668,629	636,719,538

	4Q'21	2Q'22
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$ 27.64**	**$ 20.88**

Note: All figures in this presentation are as of June 30, 2022, unless otherwise specifically indicated. YTD 2Q'21 results only include the results of Global Atlantic for the five months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding. As required under GAAP, for the quarter and six months ended June 30, 2022, unvested shares of common stock of KKR & Co. Inc. are excluded from the calculation of diluted earnings per share of common stock because inclusion of such unvested shares of common stock would be antidilutive having the effect of decreasing the loss per share of common stock.

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KKR

2 Financial Measures • Fee Related Earnings (“FRE”) of $461 million ($0.52/adj. share) in the quarter, down 2% year-over-year • FRE was $2.2 billion in the LTM ($2.50/adj. share), up 40% year-over-year • After-tax Distributable Earnings (“DE”) of $840 million ($0.95/adj. share) in the quarter, down 9% year-over-year • DE was $4.1 billion in the LTM ($4.69/adj. share), up 60% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $26.78 at quarter end including $19.31 per adj. share of Net Cash and Total Investments Capital Metrics • Assets Under Management (“AUM”) of $491 billion, up 14% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $384 billion, up 20% year- over-year • Uncalled Commitments of $115 billion, up 3% year-over-year • New Capital Raised of $25 billion in the quarter and $99 billion in the LTM • Capital Invested of $19 billion in the quarter and $88 billion in the LTM Corporate • Regular dividend of $0.155 per share of common stock was declared for the quarter • The previously announced acquisition of KJR Management ("KJRM") closed on April 28. KJRM is one of the largest real estate asset managers in Japan • Completed part of the previously announced series of corporate changes on May 31. These changes simplified the corporate structure, and future changes will increase the rights of common stockholders KKR’s Second Quarter 2022 Highlights Note: Net Cash and Total Investments is calculated as Cash and Short-term Investments, less Debt Obligations – KKR and KFN, plus Investments and Global Atlantic Book Value. Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations and other important information. See page 26 for record and payment dates for common and preferred stock. See Supplemental Historical Financial Information – Private Equity & Real Assets Business Lines, available on the Investor Relations page of the KKR website, for information regarding changes to certain asset management segment business lines.

KKR's Second Quarter 2022 Segment Earnings

($ in thousands, except per share data)		2Q'21		2Q'22		2Q'21 YTD		2Q'22 YTD
Management Fees	$	480,122	$	654,927	$	919,862	$	1,279,855
Transaction and Monitoring Fees, Net		259,761		107,301		395,438		413,339
Fee Related Performance Revenues		14,567		9,999		24,863		22,050
Fee Related Compensation		(169,751)		(173,748)		(301,536)		(385,968)
Other Operating Expenses		(114,550)		(137,244)		(204,711)		(263,119)
Fee Related Earnings	**$**	**470,149**	**$**	**461,235**	**$**	**833,916**	**$**	**1,066,157**
Realized Performance Income		618,310		730,858		789,619		1,340,065
Realized Performance Income Compensation		(413,024)		(474,428)		(523,010)		(858,063)
Realized Investment Income		368,863		276,888		830,136		626,242
Realized Investment Income Compensation		(55,330)		(41,533)		(124,521)		(93,936)
Asset Management Segment Operating Earnings		**988,968**		**953,020**		**1,806,140**		**2,080,465**
Insurance Segment Operating Earnings		**127,520**		**137,053**		**190,785**		**253,041**
Distributable Operating Earnings		**1,116,488**		**1,090,073**		**1,996,925**		**2,333,506**
Interest Expense, Preferred Dividends and Other		(77,864)		(81,154)		(146,942)		(158,230)
Income Taxes Paid		(113,049)		(169,118)		(264,169)		(366,960)
After-tax Distributable Earnings	**$**	**925,575**	**$**	**839,801**	**$**	**1,585,814**	**$**	**1,808,316**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.53	$	0.52	$	0.95	$	1.21
After-tax DE per Adjusted Share	$	1.05	$	0.95	$	1.80	$	2.05
Total Asset Management Segment Revenues	$	1,741,623	$	1,779,973	$	2,959,918	$	3,681,551
Assets Under Management	$	428,947,500	$	490,692,000	$	428,947,500	$	490,692,000
Fee Paying Assets Under Management	$	319,344,200	$	384,470,000	$	319,344,200	$	384,470,000

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

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KKR

4 Management Fees and Fee Related Earnings Fee Related Earnings Per Adjusted ShareManagement Fees • Increased by 44% to $2.4 billion in the LTM • Growth has been driven by an increase in Fee Paying AUM from organic capital raised ($ in millions) • Grew 39% in the LTM driven by the 44% increase in management fees over the period • FRE margin increased from 61% to 63% $1,249 $1,442 $2,071 $1,688 $2,431 2019 2020 2021 LTM 2Q'21 LTM 2Q'22 58% 61% $1.80 $2.50 61% 63% FRE per adjusted share FRE margin LTM 2Q'21 LTM 2Q'22

5 Assets Under Management • AUM increased to $491 billion, up 14% year-over-year, with $25 billion of organic new capital raised in the quarter and $99 billion in the LTM • Fee Paying AUM of $384 billion, up 20% year-over-year, with $17 billion of organic new capital raised in the quarter and $99 billion in the LTM • Perpetual Capital reached $176 billion, up 35% year-over-year driven primarily by the growth of Global Atlantic and the acquisition of KJRM. Perpetual capital represents 36% of AUM and 44% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information. $429 $491 2Q'21 2Q'22 $319 $384 2Q'21 2Q'22 $130 $176 2Q'21 2Q'22

6 Additional Capital Detail Uncalled Commitments ($ in billions) • Dry Powder: Uncalled commitments of $115 billion are diversified across the firm’s strategies and are up 3% year-over-year • AUM Not Yet Paying Fees: At quarter end, there was $44 billion of committed capital with a weighted average management fee rate of over 100bps that becomes payable when the capital is invested or enters its investment period, up 6% year-over-year • Carry Eligible AUM: Of the $253 billion of carried interest eligible AUM, $170 billion is above cost and accruing carry • Performance Fee Eligible AUM: $321 billion, up 13% year-over-year Note: See Appendix for endnotes for additional information. $112 $115 2Q'21 2Q'22 Total Performance Fee Eligible AUM ($ in billions) $284 $321 2Q'21 2Q'22

7 2Q'22 8% Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite • Gross unrealized carried interest totals $5.7 billion as of June 30, 2022 Traditional Private Equity Portfolio LTM Gross Return -1% 4%-7% 6%-1% 23%1% Note: Traditional Private Equity does not include Core or Growth. The credit composites were revised to incorporate a larger percentage of AUM. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results. Leveraged Credit Composite -5%-6% Fund Investment Performance

Segment Detail

9 Private Equity Growth in Private Equity & Real Assets Assets Under Management Management Fees • Given the increasing breadth and scale of KKR's Real Assets strategies, we have split our Private Markets business line into two new business lines: • Private Equity • Real Assets • Private Equity encompasses our Traditional Private Equity, Core Private Equity and Growth Equity strategies • Real Assets encompasses our Infrastructure, Real Estate and Energy strategies ($ in millions) $800 $977 $1,404 $1,136 $1,696 $600 $714 $967 $816 $1,115 $200 $263 $437 $320 $580 2019 2020 2021 LTM 2Q'21 LTM 2Q'22 $14 $19 $39 $25 $54 $10 $14 $18 $15 $22$4 $5 $21 $10 $32 2019 2020 2021 LTM 2Q'21 LTM 2Q'22 Capital Invested ($ in billions) $119 $149 $257 $234 $285 $92 $113 $174 $160 $172 $28 $35 $83 $73 $114 2019 2020 2021 2Q'21 2Q'22 ($ in billions) Real Assets

Asset Management Segment – Private Equity

- **AUM:** Decreased 2% quarter-over-quarter and increased 7% year-over-year to $172 billion with organic new capital raised of $8 billion in the quarter and $15 billion YTD
  - Driven by diverse capital raising across Traditional Private Equity and Growth
- **Realizations:** Carried Interest in 2Q driven largely by the monetization of Internet Brands, as well as multiple public position exits across Traditional Private Equity
- **Capital Invested:** $6 billion in the quarter and $10 billion YTD. In 2Q, deployment was driven by Traditional Private Equity
- **Appreciation:** Driven by strong performance in private holdings, the Traditional Private Equity portfolio appreciated 4% in the LTM

($ in thousands)		2Q'21		2Q'22		2Q'21 YTD		2Q'22 YTD
Management Fees	$	221,192	$	299,099	$	433,018	$	581,283
Transaction and Monitoring Fees, Net		33,087		16,809		53,075		49,865
Fee Related Performance Revenues		—		—		—		—
Fee Related Revenues	**$**	**254,279**	**$**	**315,908**	**$**	**486,093**	**$**	**631,148**
Carried Interest	$	547,699	$	634,146	$	709,363	$	1,213,913
Incentive Fees		—		—		1,276		24,056
Realized Performance Income	**$**	**547,699**	**$**	**634,146**	**$**	**710,639**	**$**	**1,237,969**
Capital Metrics:								
Assets Under Management	$	160,085,900	$	171,541,000	$	160,085,900	$	171,541,000
Fee Paying Assets Under Management	$	82,864,700	$	98,316,000	$	82,864,700	$	98,316,000
Capital Invested	$	3,608,000	$	5,700,000	$	5,492,000	$	10,084,000
Uncalled Commitments	$	64,024,800	$	70,984,000	$	64,024,800	$	70,984,000

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KKR

Asset Management Segment – Real Assets

- **AUM:** Increased 21% quarter-over-quarter and 55% year-over-year to $114 billion with organic new capital raised of $11 billion in the quarter and $21 billion YTD
  - Asia Infrastructure II currently totals $4 billion, already larger than its predecessor
  - The closing of the KJRM acquisition added $13 billion of additional AUM and FPAUM
- **Realizations:** Carried Interest in 2Q driven largely by the realization of multiple Opportunistic Real Estate assets
- **Capital Invested:** $8 billion in the quarter and $17 billion YTD. In 2Q, deployment was driven by Real Estate Credit, Real Estate Equity and Core Infrastructure
- **Appreciation:** The Opportunistic Real Estate portfolio appreciated 23% and the Infrastructure portfolio appreciated 8% in the LTM

($ in thousands)		2Q'21		2Q'22		2Q'21 YTD		2Q'22 YTD
Management Fees	$	97,105	$	161,707	$	172,246	$	315,520
Transaction and Monitoring Fees, Net		4,579		1,569		7,053		9,199
Fee Related Performance Revenues		1,701		1,108		3,253		3,425
Fee Related Revenues	**$**	**103,385**	**$**	**164,384**	**$**	**182,552**	**$**	**328,144**
Carried Interest	$	42,535	$	85,310	$	46,013	$	85,310
Incentive Fees		—		—		—		—
Realized Performance Income	**$**	**42,535**	**$**	**85,310**	**$**	**46,013**	**$**	**85,310**
Capital Metrics:								
Assets Under Management	$	73,489,400	$	113,789,000	$	73,489,400	$	113,789,000
Fee Paying Assets Under Management	$	52,071,600	$	93,258,000	$	52,071,600	$	93,258,000
Capital Invested	$	4,644,000	$	8,085,000	$	6,756,000	$	17,105,000
Uncalled Commitments	$	38,111,300	$	31,863,000	$	38,111,300	$	31,863,000

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KKR

Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Decreased 3% quarter-over-quarter and increased 5% year-over-year to $205 billion with organic new capital raised of $6 billion in the quarter and $15 billion YTD
  - New capital raised during the quarter includes a diverse range of strategies, most notably CLO issuance and private credit
- **Capital Invested:** $5 billion in the quarter and $13 billion YTD. 2Q deployment was most active in North America
- **Appreciation:** The Leveraged Credit composite declined 5%, with the Alternative Credit composite up 6% in the LTM

($ in thousands)	2Q'21	2Q'22	2Q'21 YTD	2Q'22 YTD
Management Fees	$ 161,825	$ 194,121	$ 314,598	$ 383,052
Transaction and Monitoring Fees, Net	3,142	4,322	4,172	14,418
Fee Related Performance Revenues	12,866	8,891	21,610	18,625
Fee Related Revenues	**$ 177,833**	**$ 207,334**	**$ 340,380**	**$ 416,095**
Carried Interest	$ 15,336	$ 4,153	$ 15,336	$ 4,153
Incentive Fees	12,740	7,249	17,631	12,633
Realized Performance Income	**$ 28,076**	**$ 11,402**	**$ 32,967**	**$ 16,786**
Capital Metrics:				
Assets Under Management	$ 195,372,200	$ 205,362,000	$ 195,372,200	$ 205,362,000
Fee Paying Assets Under Management	$ 184,407,900	$ 192,896,000	$ 184,407,900	$ 192,896,000
Capital Invested	$ 10,274,100	$ 4,866,000	$ 13,169,700	$ 12,838,000
Uncalled Commitments	$ 9,994,100	$ 12,453,000	$ 9,994,100	$ 12,453,000

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KKR

Asset Management Segment – Capital Markets

- **Transaction Fees:** Totaled $85 million in the quarter as activity was negatively impacted by volatility across global markets, alongside a decrease in fee generating investment activity. YTD fees totaled $340 million
  - 2Q fees were diversified by geography and transaction type
    - 53% came from North American transactions with 47% from Europe and Asia
    - Traditional Private Equity was the largest fee generating strategy with 33% of total fees, followed by third party clients generating 25% of fees
    - 83% of transaction fees were debt product focused

($ in thousands)	2Q'21	2Q'22	2Q'21 YTD	2Q'22 YTD
Transaction Fees	$ 218,953	$ 84,601	$ 331,138	$ 339,857

Asset Management Segment – Principal Activities

- **Realizations:** Realized Investment Income of $277 million in the quarter and $626 million YTD
  - Realizations in the quarter primarily driven by activity relating to Traditional Private Equity and Real Estate investments
- **Balance Sheet Investment Return:** Down 5% in the quarter and up 1% in the LTM
- **Embedded Gains:** $5.1 billion of embedded unrealized gains on the balance sheet at quarter end

($ in thousands)	2Q'21	2Q'22	2Q'21 YTD	2Q'22 YTD
Net Realized Gains (Losses)	$ 263,353	$ 196,408	$ 636,473	$ 272,544
Interest Income and Dividends	105,510	80,480	193,663	353,698
Realized Investment Income	**$ 368,863**	**$ 276,888**	**$ 830,136**	**$ 626,242**

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KKR

Insurance Segment

- **Net Investment Income:** Net Investment Income of $964 million in the quarter was driven primarily by an increase in invested assets from new business growth and higher yields on floating rate investments due to higher market interest rates. Variable investment income from realized gains on the sales of residential property investments was an additional driver
  - Global Atlantic AUM totals $119 billion, including $91 billion of Credit AUM
- **Net Cost of Insurance:** Net Cost of Insurance totaled $529 million in the quarter, driven primarily by stable liability performance across in-force and higher funding costs on new business

($ in thousands)		2Q'21		2Q'22		2Q'21 YTD		2Q'22 YTD
Net Investment Income	$	759,503	$	964,396	$	1,205,401	$	1,826,810
Net Cost of Insurance		(389,932)		(528,572)		(640,151)		(1,022,221)
General, Administrative and Other		(123,347)		(165,551)		(198,836)		(311,553)
Pre-tax Insurance Operating Earnings		246,224		270,273		366,414		493,036
Income Taxes		(37,476)		(47,353)		(54,102)		(81,459)
Net Income Attributable to Noncontrolling Interests		(81,228)		(85,867)		(121,527)		(158,536)
Insurance Segment Operating Earnings	**$**	**127,520**	**$**	**137,053**	**$**	**190,785**	**$**	**253,041**
Additional Financial Measures:								
Global Atlantic Book Value		3,128,362		3,487,964		3,128,362		3,487,964

Note: KKR's 2Q'21 YTD results only include the results of Global Atlantic for the five months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for endnotes explaining certain terms. 2Q'22 and 2Q'22 YTD Net Investment Income includes $45 million ($16 million of segment operating earnings) and $60 million ($22 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies. 2Q'21 and 2Q'21 YTD Net Investment Income both included $47 million ($17 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies

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15 • Book Value Per Adjusted Share: Declined 1% year-over-year • Net Cash and Total Investments, of $19.31 per adjusted share at 2Q'22, compared to $20.51 at 2Q'21 • Total Cash and Investments: $25 billion at quarter end • Global Atlantic Book Value: Reflects our ~61% economic ownership Book Value Book Value Per Adjusted Share Note: Total Cash and Investments is calculated as Cash and Short-term Investments, plus Investments and Global Atlantic Book Value. See Appendix for GAAP reconciliations, endnotes about book value, investments and other important information. ($ in millions, except per share data) 4Q'21 2Q'22 (+) Cash and Short-term Investments $ 4,869 $ 4,392 (+) Investments 17,764 17,159 (+) Net Unrealized Carried Interest 4,967 3,295 (+) Other Assets, Net 4,706 6,612 (+) Global Atlantic Book Value 3,372 3,488 (-) Debt Obligations - KKR 5,836 6,921 (-) Debt Obligations - KFN 949 949 (-) Tax Liabilities, Net 2,697 1,899 (-) Other Liabilities 775 1,339 (-) Noncontrolling Interests 33 30 Book Value $ 25,389 $ 23,808 Book Value Per Adjusted Share $ 28.77 $ 26.78 $14.20 $15.57 $19.24 $23.09 $28.77 $27.03 $26.78 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 2Q'21 2Q'22

16 Investments Detail Investment Holdings by Asset Class Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information. ($ in millions) 2Q'22 Investments Fair Value Traditional Private Equity $ 3,564 Core Private Equity 5,353 Growth Equity 726 Private Equity Total 9,643 Energy 1,001 Real Estate 2,182 Infrastructure 1,018 Real Assets Total 4,201 Leveraged Credit 1,095 Alternative Credit 881 Credit Total 1,976 Other 1,339 Total Investments $ 17,159 ($ in millions) 2Q'22 Top 5 Investments Fair Value Fair Value as % of Total Investments PetVet Care Centers, LLC $ 1,216 7% USI, Inc. 1,094 6% Heartland Dental, LLC 834 5% Fiserv, Inc. 467 3% Exact Holding B.V. 456 3% Top 5 Investments 4,067 24% Other Investments 13,092 76% Total Investments $ 17,159 100% Traditional Private Equity 21% Core Private Equity 31% Growth Equity 4% Energy 6% Real Estate 13% Infrastructure 6% Leveraged Credit 6% Alternative Credit 5% Other 8%

Capital Detail

18 Assets Under Management Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes about it and other important information. Duration of Capital Growth in Strategic & Perpetual Capital 90% of AUM is perpetual capital or has a duration of at least 8 years at inception Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other 48% of AUM is perpetual capital or long-dated strategic investor partnerships ($ in billions) $183 $236 $130 $176 $53 $60 2Q'21 2Q'22 Perpetual Capital Long-Dated Strategic Investor Partnerships 36% 12% 42% 10%

19 Six Months Ended June 30, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 173,745 $ 83,303 $ 213,507 $ 470,555 New Capital Raised 14,888 21,226 15,411 51,525 Acquisitions(1) — 12,730 — 12,730 Distributions and Other(3) (8,032) (3,178) (10,283) (21,493) Change in Value (9,060) (292) (13,273) (22,625) Ending Balance $ 171,541 $ 113,789 $ 205,362 $ 490,692 Assets Under Management Rollforward (1) Reflects the AUM of KJRM at closing. (2) Includes $735 million of redemptions by fund investors in Credit and Liquid Strategies. (3) Includes $2,668 million of redemptions by fund investors in Credit and Liquid Strategies. Three Months Ended June 30, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 174,406 $ 93,807 $ 210,819 $ 479,032 New Capital Raised 8,277 10,542 6,476 25,295 Acquisitions(1) — 12,730 — 12,730 Distributions and Other(2) (5,245) (1,682) (4,070) (10,997) Change in Value (5,897) (1,608) (7,863) (15,368) Ending Balance $ 171,541 $ 113,789 $ 205,362 $ 490,692

20 Fee Paying Assets Under Management Rollforward (1) Reflects the FPAUM of KJRM at closing. (2) Includes net changes in fee base of certain Private Equity funds of $255 million. Includes $735 million of redemptions by fund investors in Credit and Liquid Strategies. (3) Includes net changes in fee base of certain Private Equity funds of $1,573 million. Includes $2,668 million of redemptions by fund investors in Credit and Liquid Strategies. Three Months Ended June 30, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 94,812 $ 77,260 $ 199,104 $ 371,176 New Capital Raised 5,311 5,981 5,335 16,627 Acquisitions(1) — 12,730 — 12,730 Distributions and Other(2) (1,177) (1,007) (4,169) (6,353) Change in Value (630) (1,706) (7,374) (9,710) Ending Balance $ 98,316 $ 93,258 $ 192,896 $ 384,470 Six Months Ended June 30, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 87,890 $ 66,965 $ 202,534 $ 357,389 New Capital Raised 15,137 19,062 12,780 46,979 Acquisitions(1) — 12,730 — 12,730 Distributions and Other(3) (4,042) (2,273) (9,693) (16,008) Change in Value (669) (3,226) (12,725) (16,620) Ending Balance $ 98,316 $ 93,258 $ 192,896 $ 384,470

Supplemental Information

Investment Vehicle Summary

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE EQUITY BUSINESS LINE									
North America Fund XIII	6/2021	6/2027	$ 18,400	$ 15,335	3%	$ 3,065	$ —	$ 3,065	$ 3,096
Americas Fund XII	1/2017	6/2021	13,500	1,706	4%	12,292	4,948	11,219	20,105
North America Fund XI	9/2012	1/2017	8,718	408	3%	9,769	20,199	2,957	6,197
2006 Fund(1)	9/2006	9/2012	17,642	247	2%	17,309	35,557	1,274	1,708
Millennium Fund(1)	12/2002	12/2008	6,000	—	3%	6,000	14,123	—	6
European Fund VI	3/2022	3/2028	7,120	7,120	11%	—	—	—	—
European Fund V	3/2019	3/2022	6,328	1,604	2%	4,793	782	4,640	5,395
European Fund IV	12/2014	3/2019	3,513	64	6%	3,577	5,122	1,799	2,473
European Fund III(1)	3/2008	3/2014	5,509	145	5%	5,360	10,604	669	129
European Fund II(1)	11/2005	10/2008	5,751	—	2%	5,751	8,507	—	34
Asian Fund IV	7/2020	7/2026	14,735	11,353	4%	3,423	41	3,402	3,635
Asian Fund III	4/2017	7/2020	9,000	2,000	6%	7,404	4,199	6,438	11,949
Asian Fund II	4/2013	4/2017	5,825	34	1%	6,839	5,946	3,794	2,778
Asian Fund(1)	7/2007	4/2013	3,983	—	3%	3,974	8,728	110	22
China Growth Fund(1)	11/2010	11/2016	1,010	—	1%	1,010	1,056	330	243
Next Generation Technology Growth Fund II	12/2019	5/2022	2,088	597	7%	1,688	259	1,544	2,210
Next Generation Technology Growth Fund	3/2016	12/2019	659	4	22%	666	834	359	1,050
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	3,657	4%	132	—	132	154
Health Care Strategic Growth Fund	12/2016	5/2021	1,331	380	11%	1,081	196	972	1,472
Global Impact Fund II	6/2022	6/2028	1,312	1,312	11%	—	—	—	—
Global Impact Fund	2/2019	3/2022	1,242	350	8%	1,042	168	939	1,466
Co-Investment Vehicles and Other	Various	Various	18,161	6,550	Various	11,746	7,648	8,302	10,723
Core Investment Vehicles	Various	Various	24,657	13,729	31%	11,627	712	11,323	18,525
Unallocated Commitments(2)			4,320	4,320	Various	—	—	—	—
Total Private Equity			**$ 184,593**	**$ 70,915**		**$ 118,548**	**$ 129,629**	**$ 63,268**	**$ 93,370**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from our strategic investor partnerships.

KKR

22

Investment Vehicle Summary (cont'd)

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE									
Energy Income and Growth Fund II	6/2018	3/2022	$ 994	$ —	20%	$ 1,187	$ 193	$ 1,024	$ 1,835
Energy Income and Growth Fund	9/2013	6/2018	1,974	—	13%	1,974	956	1,134	716
Natural Resources Fund[(1)]	Various	Various	887	—	Various	887	123	191	48
Global Energy Opportunities	Various	Various	915	62	Various	519	169	323	213
Global Infrastructure Investors IV	6/2021	6/2027	16,603	13,717	2%	2,886	—	2,886	3,053
Global Infrastructure Investors III	6/2018	6/2021	7,164	1,667	4%	5,764	1,241	5,137	5,634
Global Infrastructure Investors II	10/2014	6/2018	3,039	123	4%	3,163	4,246	1,281	1,767
Global Infrastructure Investors	9/2011	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors II	(2)	(3)	4,122	4,122	9%	—	—	—	—
Asia Pacific Infrastructure Investors	1/2020	1/2026	3,792	2,036	7%	2,041	323	1,848	1,952
Diversified Core Infrastructure Fund	12/2020	(4)	7,636	3,127	7%	4,519	100	4,509	4,609
Real Estate Partners Americas III	12/2020	1/2025	4,253	2,065	5%	2,214	92	2,173	2,490
Real Estate Partners Americas II	5/2017	12/2020	1,921	265	8%	1,892	2,446	588	820
Real Estate Partners Americas	5/2013	5/2017	1,229	139	16%	1,020	1,405	111	61
Real Estate Partners Europe II	12/2019	4/2024	2,065	806	10%	1,326	184	1,237	1,432
Real Estate Partners Europe	9/2015	12/2019	707	131	9%	654	609	285	334
Asia Real Estate Partners	6/2019	6/2023	1,682	1,280	15%	405	7	388	561
Real Estate Credit Opportunity Partners II	4/2019	6/2022	950	413	5%	560	102	560	564
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	371	1,008	1,039
Property Partners Americas	12/2019	(4)	2,488	266	20%	2,222	110	2,222	3,117
Co-Investment Vehicles & Other	Various	Various	5,681	1,422	Various	4,320	1,670	3,737	3,858
Total Real Assets			**$ 70,272**	**$ 31,763**		**$ 39,611**	**$ 16,575**	**$ 30,642**	**$ 34,103**

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Upon first investment of the fund.
(3) Six years from first investment date.
(4) Open ended fund.

23

KKR

Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]									
Dislocation Opportunities Fund	5/2020	11/2021	$ 2,967	$ 681	14%	$ 2,286	$ 538	$ 2,034	$ 2,080
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	2,068	1,616	1,863
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,700	652	390
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,157	265	131
Asset-Based Finance Partners	8/2020	7/2025	1,959	1,959	7%	—	—	—	—
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	507	2%	1,738	674	1,354	1,375
Lending Partners III	4/2017	11/2021	1,498	757	2%	741	356	741	796
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,149	333	131
Lending Partners	12/2011	12/2014	460	41	15%	419	451	86	19
Lending Partners Europe II	6/2019	9/2023	837	286	7%	551	52	551	552
Lending Partners Europe	3/2015	3/2019	848	184	5%	662	379	314	249
Asia Credit	12/2020	5/2025	1,084	813	9%	271	—	271	280
Other Alternative Credit Vehicles	Various	Various	13,056	5,651	Various	6,654	4,800	3,877	3,947
Total Credit and Liquid Strategies			**$ 33,112**	**$ 11,354**		**$ 21,005**	**$ 13,324**	**$ 12,094**	**$ 11,813**
Total Eligible To Receive Carried Interest			**$ 287,977**	**$ 114,032**		**$ 179,164**	**$ 159,528**	**$ 106,004**	**$ 139,286**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 114,032	$ 139,286	$ 253,318
Incentive Fee Eligible	—	67,593	67,593
Total Performance Fee Eligible	**114,032**	**206,879**	**320,911**
Private Equity and Real Assets	169	37,710	37,879
Credit and Liquid Strategies	1,099	130,803	131,902
Total Assets Under Management	**$ 115,300**	**$ 375,392**	**$ 490,692**

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

24

Stock Summary

From December 31, 2021 through July 29, 2022, KKR used a total of approximately $381 million to repurchase 5.2 million shares in the open market and to retire equity awards representing 0.6 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $65.92 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	61.9
Reduction of Shares for Retired Equity Awards[2]	23.1
Total Repurchased Shares and Retired Equity Awards	**85.0**
Total Capital Used	$2,174
Average Price Paid Per Share	$25.57
Remaining Availability under Current Share Repurchase Plan	$108

Adjusted Shares	3Q'21	4Q'21	1Q'22	2Q'22
Common Stock[3]	583,026,679	595,663,618	590,472,444	859,833,444
KKR Holdings Units[4]	271,027,751	258,726,163	258,726,163	—
Exchangeable Securities and Other[5]	28,045,089	28,199,255	28,199,255	29,288,380
Adjusted Shares[6]	**882,099,519**	**882,589,036**	**877,397,862**	**889,121,824**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through July 29, 2022.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Includes 8.5 million of KKR & Co. Inc. shares that were issued to the limited partners of KKR Holdings upon the completion of the Reorganization Mergers (refer to slide 26 for further information) on May 31, 2022.
(4) On May 31, 2022, upon the completion of the Reorganization Mergers, all outstanding KKR Holdings units were exchanged for shares of common stock of KKR & Co. Inc.
(5) Includes (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc.
(6) Amounts exclude unvested shares granted under the equity incentive plans.

25

KKR

26 Dividends The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.155 per share of common stock of KKR & Co. Inc. has been declared for the second quarter of 2022, which will be paid on August 30, 2022 to holders of record of common stock as of the close of business on August 15, 2022. Series C Mandatory Convertible Preferred Stock A dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on September 15, 2022 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on September 1, 2022. 2032 Senior Notes In the second quarter, KKR issued $750 million of 4.850% Senior Notes due 2032 through its finance subsidiaries. These notes are unsecured and unsubordinated obligations of KKR. The notes are guaranteed by the KKR & Co. Inc. and KKR Group Partnership. The use of net proceeds from the offering will be used for general corporate purposes. Reorganization On May 31, 2022, KKR consummated the merger transactions (“Reorganization Mergers”) contemplated by the previously announced Reorganization Agreement, dated October 8, 2021 (“Reorganization Agreement”). Pursuant to the Reorganization Mergers, among other things, (i) KKR acquired KKR Holdings L.P. and the 30% of the KKR business previously held by it and (ii) issued to the former limited partners of KKR Holdings L.P. one share of KKR common stock for each outstanding unit of KKR Holdings L.P. and an additional 8.5 million shares of KKR common stock. Pursuant to the Reorganization Agreement, (i) the future establishment of voting rights for all common stock on a one vote per share basis, including with respect to the election of directors, and (ii) the future control of the carry pool by KKR will be completed not later than December 31, 2026. Other Corporate Information

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)		2Q'21		2Q'22		2Q'21 YTD		2Q'22 YTD
Revenues								
Asset Management								
Fees and Other	$	675,526	$	615,264	$	1,168,837	$	1,395,775
Capital Allocation-Based Income (Loss)		1,525,393		(923,474)		4,210,040		(1,869,217)
		2,200,919		(308,210)		5,378,877		(473,442)
Insurance								
Net Premiums		(452,133)		(225,502)		724,009		146,642
Policy Fees		312,262		325,707		513,945		644,143
Net Investment Income		716,497		931,889		1,161,278		1,744,494
Net Investment-Related Gains (Losses)		326,558		(426,326)		(129,144)		(795,006)
Other Income		32,078		32,512		50,222		67,256
		935,262		638,280		2,320,310		1,807,529
Total Revenues	$	**3,136,181**	$	**330,070**	$	**7,699,187**	$	**1,334,087**
Expenses								
Asset Management								
Compensation and Benefits		1,099,423		250,876		2,406,220		534,548
Occupancy and Related Charges		18,651		18,861		33,851		37,010
General, Administrative and Other		237,296		253,832		404,293		488,497
		1,355,370		523,569		2,844,364		1,060,055
Insurance								
Net Policy Benefits and Claims		411,199		(45,407)		1,896,517		680,653
Amortization of Policy Acquisition Costs		(20,031)		13,204		(40,509)		5,471
Interest Expense		11,373		18,970		22,045		32,189
Insurance Expenses		100,973		131,065		153,057		247,808
General, Administrative and Other		132,828		170,892		212,783		338,106
		636,342		288,724		2,243,893		1,304,227
Total Expenses	$	**1,991,712**	$	**812,293**	$	**5,088,257**	$	**2,364,282**
Investment Income (Loss) - Asset Management								
Net Gains (Losses) from Investment Activities		3,220,053		(1,885,469)		5,916,253		(971,208)
Dividend Income		125,821		147,355		201,567		809,705
Interest Income		381,254		391,549		748,709		744,105
Interest Expense		(265,056)		(328,726)		(516,812)		(610,485)
Total Investment Income (Loss)	$	**3,462,072**	$	**(1,675,291)**	$	**6,349,717**	$	**(27,883)**
Income Tax Expense (Benefit)		343,667		(153,104)		782,406		(156,270)
Redeemable Noncontrolling Interests		1,337		8		1,337		(55)
Noncontrolling Interests		2,946,262		(1,193,734)		5,191,793		(34,549)
Preferred Stock Dividends		37,603		17,250		63,194		34,500
Net Income (Loss) - KKR Common Stockholders	$	**1,277,672**	$	**(827,934)**	$	**2,921,917**	$	**(901,704)**

KKR

28

29 GAAP Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 4Q'21 2Q'22 Assets Asset Management Cash and Cash Equivalents $ 6,699,668 $ 6,720,983 Investments 88,775,514 88,191,528 Other Assets 4,244,894 6,520,792 99,720,076 101,433,303 Insurance Cash and Cash Equivalents 3,391,934 5,130,193 Investments 123,763,675 119,507,782 Other Assets 37,409,755 40,003,820 164,565,364 164,641,795 Total Assets $ 264,285,440 $ 266,075,098 Liabilities and Equity Asset Management Debt Obligations 36,669,755 37,177,474 Other Liabilities 8,359,619 7,905,447 45,029,374 45,082,921 Insurance Debt Obligations 1,908,006 1,975,473 Other Liabilities 159,208,840 166,198,313 161,116,846 168,173,786 Total Liabilities $ 206,146,220 $ 213,256,707 Redeemable Noncontrolling Interests 82,491 81,167 Stockholders' Equity Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 1,115,792 Stockholders' Equity - Series I and II Preferred Stock, Common Stock 16,466,372 17,956,891 Noncontrolling Interests 40,474,565 33,664,541 Total Equity $ 58,056,729 $ 52,737,224 Total Liabilities and Equity $ 264,285,440 $ 266,075,098

30 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 GAAP Shares of Common Stock Outstanding 583,030,973 583,026,679 595,663,618 590,472,444 859,833,444 Adjustments: KKR Holdings Units 271,027,751 271,027,751 258,726,163 258,726,163 — Exchangeable Securities and Other 28,045,089 28,045,089 28,199,255 28,199,255 29,288,380 Adjusted Shares 882,103,813 882,099,519 882,589,036 877,397,862 889,121,824 Unvested Shares of Common Stock and Exchangeable Securities(1) 30,110,513 36,140,502 39,000,561 39,551,313 35,294,649 2Q'21 2Q'22 2Q'21 YTD 2Q'22 YTD Weighted Average GAAP Shares of Common Stock Outstanding - Basic 582,398,367 680,747,047 579,578,831 636,719,538 Adjustments: Weighted Average KKR Holdings Units 272,287,730 173,365,106 273,511,107 215,809,830 Weighted Average Exchangeable Securities and Other 28,045,089 29,276,441 27,903,253 28,740,824 Weighted Average Adjusted Shares 882,731,186 883,388,594 880,993,191 881,270,192 (1) Excludes equity awards that have not met their market-price based vesting conditions.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	2Q'21	2Q'22	2Q'21 YTD	2Q'22 YTD	2Q'21 LTM	2Q'22 LTM
Net Income (Loss) - KKR Common Stockholders	$ 1,277,672	$ (827,934)	$ 2,921,917	$ (901,704)	$ 5,458,108	$ 737,208
Preferred Stock Dividends	37,603	17,250	63,194	34,500	103,067	76,953
Net Income Attributable to Noncontrolling Interests	2,947,599	(1,193,726)	5,193,130	(34,604)	10,011,452	2,400,969
Income Tax Expense (Benefit)	343,667	(153,104)	782,406	(156,270)	1,545,918	414,594
Income (Loss) Before Tax (GAAP)	$ 4,606,541	$ (2,157,514)	$ 8,960,647	$ (1,058,078)	$ 17,118,545	$ 3,629,724
Impact of Consolidation and Other	(2,143,586)	961,840	(3,522,153)	(278,096)	(6,624,906)	(1,945,402)
Equity-based Compensation - KKR Holdings[1]	10,536	80,513	26,970	100,334	65,915	234,647
Preferred Stock Dividends	(8,341)	—	(16,682)	—	(33,364)	(2,519)
Income Taxes Paid	(113,049)	(169,118)	(264,169)	(366,960)	(406,769)	(790,363)
Asset Management Adjustments:						
Net Unrealized (Gains) Losses	(975,378)	1,178,759	(2,292,022)	1,501,028	(5,096,712)	1,202,770
Unrealized Carried Interest	(851,976)	1,561,367	(2,960,994)	2,851,400	(5,213,710)	1,769,259
Unrealized Carried Interest Compensation (Carry Pool)	373,091	(646,239)	1,269,998	(1,160,226)	2,213,982	(678,312)
Strategic Corporate Transaction-Related Charges[2]	5,260	50,306	10,135	70,204	30,208	85,222
Equity-based Compensation	43,947	50,582	93,708	105,693	242,309	195,085
Equity-based Compensation - Performance based	17,495	59,831	32,051	117,784	38,909	163,963
Insurance Adjustments[3]:						
Net (Gains) Losses from Investments and Derivatives	(30,152)	(114,183)	259,083	(65,448)	259,083	334,444
Strategic Corporate Transaction-Related Charges	7,197	4,700	12,016	9,707	12,016	23,402
Equity-based and Other Compensation	16,564	21,898	23,975	53,609	23,975	124,978
Amortization of Acquired Intangibles	4,902	4,412	7,353	8,824	7,353	17,647
Income Taxes	(37,476)	(47,353)	(54,102)	(81,459)	(54,102)	(226,452)
After-tax Distributable Earnings	$ 925,575	$ 839,801	$ 1,585,814	$ 1,808,316	$ 2,582,732	$ 4,138,093
Interest Expense	64,109	76,619	121,654	146,079	234,473	274,608
Preferred Stock Dividends	8,341	—	16,682	—	33,364	2,519
Net Income Attributable to Noncontrolling Interests	5,414	4,535	8,606	12,151	14,357	27,209
Income Taxes Paid	113,049	169,118	264,169	366,960	406,769	790,363
Distributable Operating Earnings	$ 1,116,488	$ 1,090,073	$ 1,996,925	$ 2,333,506	$ 3,271,695	$ 5,232,792
Insurance Segment Operating Earnings	(127,520)	(137,053)	(190,785)	(253,041)	(190,785)	(714,807)
Realized Performance Income	(618,310)	(730,858)	(789,619)	(1,340,065)	(1,245,320)	(2,692,042)
Realized Performance Income Compensation	413,024	474,428	523,010	858,063	778,213	1,574,230
Realized Investment Income	(368,863)	(276,888)	(830,136)	(626,242)	(1,239,306)	(1,409,350)
Realized Investment Income Compensation	55,330	41,533	124,521	93,936	202,508	211,409
Fee Related Earnings	$ 470,149	$ 461,235	$ 833,916	$ 1,066,157	$ 1,577,005	$ 2,202,232

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding units of KKR Holdings.
(2) For 2Q'22, YTD 2Q'22, and LTM 2Q'22, strategic corporate transaction-related charges include a $40.7 million realized loss from foreign exchange derivatives that were entered in connection with the acquisition of KJRM and that were settled upon closing.
(3) Amounts include the portion allocable to noncontrolling interests (~39%).

KKR

31

Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont'd)

($ in thousands)	2Q'21	2Q'22	2Q'21 YTD	2Q'22 YTD
Fee Related Earnings	$ 470,149	$ 461,235	$ 833,916	$ 1,066,157
Insurance Segment Operating Earnings	127,520	137,053	190,785	253,041
Realized Performance Income	618,310	730,858	789,619	1,340,065
Realized Performance Income Compensation	(413,024)	(474,428)	(523,010)	(858,063)
Realized Investment Income	368,863	276,888	830,136	626,242
Realized Investment Income Compensation	(55,330)	(41,533)	(124,521)	(93,936)
Depreciation and Amortization	6,029	7,801	12,193	15,366
Adjusted EBITDA	$ 1,122,517	$ 1,097,874	$ 2,009,118	$ 2,348,872

($ in thousands)	2Q'21	2Q'22	2Q'21 YTD	2Q'22 YTD
Total GAAP Revenues	$ 3,136,181	$ 330,070	$ 7,699,187	$ 1,334,087
Insurance GAAP Revenues	(935,262)	(638,280)	(2,320,310)	(1,807,529)
Impact of Consolidation and Other	133,840	139,977	257,288	329,727
Capital Allocation-Based Income (Loss) (GAAP)	(1,525,393)	923,474	(4,210,040)	1,869,217
Realized Carried Interest	605,570	723,609	770,712	1,303,376
Realized Investment Income	368,863	276,888	830,136	626,242
Insurance Segment Management Fees	38,908	69,321	61,838	128,305
Capstone Fees	(21,028)	(19,510)	(41,108)	(34,995)
Expense Reimbursements	(60,056)	(25,576)	(87,785)	(66,879)
Total Asset Management Segment Revenues	$ 1,741,623	$ 1,779,973	$ 2,959,918	$ 3,681,551

32

KKR

33 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands) 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 2Q'21 2Q'22 KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock $ 6,703,382 $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,466,372 $ 14,803,001 $ 17,956,891 Series C Mandatory Convertible Preferred Stock — — — 1,115,792 1,115,792 1,115,792 1,115,792 Impact of Consolidation and Other 196,742 188,056 310,380 520,710 (1,048,569) (218,392) 344,300 KKR Holdings and Exchangeable Securities 4,844,271 4,625,448 5,728,634 6,512,382 8,595,510 8,033,308 122,074 Accumulated Other Comprehensive Income and Other (Insurance) — — — — 259,777 111,044 4,270,094 Equity Impact of KKR Management Holdings Corp. (70,486) — — — — — — Book Value $ 11,673,909 $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,388,882 $ 23,844,753 $ 23,809,151 Adjusted Shares 822,146,070 833,938,476 850,388,924 877,613,164 882,589,036 882,103,813 889,121,824 Book Value per Adjusted Share $ 14.20 $ 15.57 $ 19.24 $ 23.09 $ 28.77 $ 27.03 $ 26.78

KKR's Second Quarter 2022 Segment Earnings – Detailed View

($ in thousands)		2Q'21		2Q'22		2Q'21 YTD		2Q'22 YTD
Management Fees	$	480,122	$	654,927	$	919,862	$	1,279,855
Transaction and Monitoring Fees, Net		259,761		107,301		395,438		413,339
Fee Related Performance Revenues		14,567		9,999		24,863		22,050
Fee Related Compensation		(169,751)		(173,748)		(301,536)		(385,968)
Other Operating Expenses		(114,550)		(137,244)		(204,711)		(263,119)
Fee Related Earnings		**470,149**		**461,235**		**833,916**		**1,066,157**
Realized Carried Interest		605,570		723,609		770,712		1,303,376
Incentive Fees		12,740		7,249		18,907		36,689
Realized Performance Income Compensation		(413,024)		(474,428)		(523,010)		(858,063)
		205,286		**256,430**		**266,609**		**482,002**
Net Realized Gains (Losses)		263,353		196,408		636,473		272,544
Interest Income and Dividends		105,510		80,480		193,663		353,698
Realized Investment Income Compensation		(55,330)		(41,533)		(124,521)		(93,936)
		313,533		**235,355**		**705,615**		**532,306**
Asset Management Segment Operating Earnings		**988,968**		**953,020**		**1,806,140**		**2,080,465**
Insurance Segment Operating Earnings		**127,520**		**137,053**		**190,785**		**253,041**
Distributable Operating Earnings		**1,116,488**		**1,090,073**		**1,996,925**		**2,333,506**
Interest Expense		(64,109)		(76,619)		(121,654)		(146,079)
Preferred Dividends		(8,341)		—		(16,682)		—
Net Income Attributable to Noncontrolling Interests		(5,414)		(4,535)		(8,606)		(12,151)
Income Taxes Paid		(113,049)		(169,118)		(264,169)		(366,960)
After-tax Distributable Earnings	**$**	**925,575**	**$**	**839,801**	**$**	**1,585,814**	**$**	**1,808,316**

Note: KKR's 2Q'21 YTD results only include the results of Global Atlantic for the five months beginning on February 1, 2021.

34

KKR

35 Notes to page 3 – KKR’s Second Quarter 2022 Segment Earnings • The amount of tax benefit from equity-based compensation for 2Q'22 and 2Q'21 was $15.9 million and $55.2 million, respectively, and for 2Q'22 YTD and 2Q'21 YTD was $27.7 million and $98.2 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 2Q'22 and 2Q'21 by 2% and 6%, respectively, and for 2Q'22 YTD and 2Q'21 YTD by 2% and 6%, respectively. Notes to page 5 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $8.0 billion, $1.8 billion and $1.1 billion to its Private Equity, Real Assets and Credit and Liquid Strategies business lines, respectively. Notes to page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds that have been investing for at least two years. This portfolio does not include investments from KKR’s growth equity (including impact) funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds that have been investing for at least two years, including KKR Real Estate Partners Americas II, KKR Real Estate Partners Europe II and Asia Real Estate Partners. This portfolio does not include investments from KKR's core plus real estate fund or real estate credit funds. • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds that have been investing for at least two years, including Asia Pacific Infrastructure. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development company), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 22 to 24. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Important Information − Endnotes

36 Notes to page 14 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Notes to page 15 – Book Value • KKR owns 61.5% of Global Atlantic. • Assuming that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of June 30, 2022 would have been reduced by approximately $1.74 per adjusted share, compared to our reported book value of $26.78 per adjusted share on such date. • Please see the endnote for page 16 for information about the term "investments." Notes to page 16 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. Investments presented are principally the assets measured at fair value that are held by KKR's asset management segment, which, among other things, does not include the underlying investments held by Global Atlantic and Marshall Wace. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Top 5 Investments include the top five investments based on their fair values as of June 30, 2022. Top 5 Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments, and (iv) the portion of any investment that may be held through collateralized loan obligations or levered multi-asset investment vehicles, if any. Accordingly, this list of Top 5 Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 16 for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Notes to page 18 – Duration of Capital • Please see endnote for page 5 for information about the term "perpetual capital." • "Other" in the chart includes hedge fund partnerships and certain leveraged credit funds. Important Information − Endnotes (cont’d)

37 Important Information – Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled financial measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After- tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Net Income Attributable to Noncontrolling Interests and Income Taxes Paid. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. Income Taxes Paid represents the amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged. Income Taxes Paid includes the benefit of tax deductions arising from equity-based compensation, which reduces income taxes paid or payable during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes Paid, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

38 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) deconsolidates KKR’s investment funds and CFEs that KKR manages, (ii) includes the net assets that are attributable to certain securities exchangeable into shares of common stock of KKR & Co. Inc., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders. KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP. Prior to the Reorganization Mergers, KKR's book value included the implied amount of (1) tax assets and liabilities attributable to KKR Holdings L.P. as if it was subject to corporate income taxes and (2) the recognition of deferred tax liabilities relating to certain assets of KKR Group Partnership L.P. that was expected to occur upon the completion of the Reorganization Mergers by and among KKR & Co. Inc., KKR Holdings L.P. and the other parties thereto. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of deferred acquisition costs and income tax. • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate transaction-related charges and (iv) non-recurring items, if any. Strategic corporate transaction-related items arise from corporate actions and consist primarily of (i) impairments, (ii) non-monetary gains or losses on divestitures, (iii) transaction costs from strategic acquisitions, and (iv) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter-segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments, which are comprised of the following: • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes the impact of: (i) unrealized carried interest, (ii) net unrealized gains (losses) on investments, and (iii) related unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, (iv) Income Taxes, and (v) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings excludes the impact of: (i) realized (gains) losses related to asset/liability matching investments strategies, (ii) unrealized investment (gains) losses, (iii) changes in the fair value of derivatives, embedded derivatives, and fair value liabilities for fixed-indexed annuities, indexed universal life contracts and variable annuities, and (iv) the associated income tax effects of all exclusions from Insurance Segment Operating Earnings except for equity- based compensation expense. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management fee expenses that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

39 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee-related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and the Global Atlantic insurance companies; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts, and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

40 Important Information – Non-GAAP and Other Measures (cont’d) Other Measures and Terms (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

41 Important Information – Other Legal Disclosures Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

42 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR (including Global Atlantic and KJRM), including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage Global Atlantic’s and KJRM's investments; operation of Global Atlantic and KJRM following the closing of KKR’s acquisitions of each; the Global Atlantic and KJRM acquisitions' effects on KKR’s operating results; expansion and growth opportunities and other synergies resulting from the Global Atlantic and KJRM acquisitions and other acquisitions, reorganizations or strategic partnerships. These forward-looking statements are based on KKR’s (including Global Atlantic’s and KJRM's) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR (including Global Atlantic and KJRM) or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, book value, debt levels, outstanding shares of common stock of KKR & Co. Inc. and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic and KJRM; unforeseen liabilities or integration and other costs of the Global Atlantic and KJRM acquisitions and timing related thereto; changes in Global Atlantic’s or KJRM's business; distraction of KKR’s, Global Atlantic’s and KJRM's management or other diversion of resources within each company caused by the acquisitions; retention of key Global Atlantic and KJRM employees; Global Atlantic’s and KJRM's ability to maintain business relationships following the acquisitions; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s, Global Atlantic’s and KJRM's business strategies including the ability to realize the anticipated synergies from acquisitions (including the Global Atlantic and KJRM acquisitions), strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s, Global Atlantic’s and KJRM's investments and decreased ability to raise funds; KKR’s, Global Atlantic’s and KJRM's compliance with laws applicable to their respective businesses; changes to Global Atlantic and KJRM as consolidated subsidiaries of KKR; ability of KKR to manage Global Atlantic’s and KJRM's investments; KKR’s control of Global Atlantic and KJRM; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in KKR’s, Global Atlantic’s and KJRM's business; outcome of KKR’s, Global Atlantic’s and KJRM's litigation and regulatory matters, as applicable; and the degree and nature of KKR’s, Global Atlantic’s and KJRM's competition. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Important Information – Other Legal Disclosures (cont'd)